Registration No. 333-90223

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-0503352
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including Zip Code)

COCA-COLA BOTTLING COMPANY OF ST. LOUIS BARGAINING

EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

(Full title of the plan)

John J. Culhane, Esq.

General Counsel

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, GA 30339

(Name and address of agent for service)

(770) 989-3000

(Telephone number, including area code, of agent for service)

ITEM 8.	EXHIBITS.

4.1 Restated Certificate of Incorporation of Coca-Cola Enterprises (restated as of April 15, 1992), as amended by Certificate of Amendment dated April 21, 1997 and by Certificate of Amendment dated April 26, 2000, incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K (Date of Report July 22, 1997) and Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

4.2 Bylaws of Coca-Cola Enterprises, as amended through July 27, 2004, incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2004.

23 Consent of Ernst & Young LLP.

24.1 Powers of Attorney.

24.2 Resolution of Board of Directors.

An opinion of counsel is not being filed because the securities being registered are not original issuance securities, and the Registrant undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the “Service”) in order to secure a determination letter in a timely manner and will make all changes required by the Service in order to qualify the Plan and obtain such letter.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of August, 2004.

COCA-COLA ENTERPRISES INC. (Registrant)

JOHN R. ALM*
John R. Alm President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

JOHN R. ALM* (John R. Alm)	President, Chief Executive Officer and a Director (principal executive officer)	August 16, 2004

SHAUN B. HIGGINS* (Shaun B. Higgins)	Senior Vice President and Chief Financial Officer (principal financial officer)	August 16, 2004

WILLIAM W. DOUGLAS, III* (William W. Douglas, III)	Vice President, Controller and Principal Accounting Officer (principal accounting officer)	August 16, 2004

LOWRY F. KLINE* (Lowry F. Kline)	Director	August 16, 2004

JOHN L. CLENDENIN* (John L. Clendenin)	Director	August 16, 2004

JAMES E. COPELAND, JR.* (James E. Copeland, Jr.)	Director	August 16, 2004

CALVIN DARDEN* (Calvin Darden)	Director	August 16, 2004

J. TREVOR EYTON* (J. Trevor Eyton)	Director	August 16, 2004

GARY P. FAYARD* (Gary P. Fayard)	Director	August 16, 2004

MARVIN J. HERB* (Marvin J. Herb)	Director	August 16, 2004

STEVEN J. HEYER* (Steven J. Heyer)	Director	August 16, 2004

L. PHILLIP HUMANN* (L. Phillip Humann)	Director	August 16, 2004

JOHN E. JACOB* (John E. Jacob)	Director	August 16, 2004

SUMMERFIELD K. JOHNSTON, JR. * (Summerfield K. Johnston, Jr.)	Director	August 16, 2004

JEAN-CLAUDE KILLY* (Jean-Claude Killy)	Director	August 16, 2004

PAULA G. ROSPUT* (Paula G. Rosput)	Director	August 16, 2004

*By:	/S/ JOHN J. CULHANE
John J. Culhane Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 16, 2004.

COCA-COLA ENTERPRISES INC. By: GLOBAL RETIREMENT PROGRAM COMMITTEE

By:	/S/ VICKI R. PALMER
Vicki R. Palmer

Title:	Chairperson

EXHIBIT INDEX

Exhibit Number

4.1	Restated Certificate of Incorporation of Coca-Cola Enterprises (restated as of April 15, 1992), as amended by Certificate of Amendment dated April 21, 1997 and by Certificate of Amendment dated April 26, 2000, incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K (Date of Report July 22, 1997) and Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

4.2	Bylaws of Coca-Cola Enterprises, as amended through July 27, 2004, incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2004.

23	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

24.2	Resolution of Board of Directors.